Virtus Mutual Funds

100 Pearl Street

Hartford, Connecticut 06103

Re:	Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) Under

the Investment Company Act of 1940 (the “1940 Act”)

Dear Sirs:

Reference is made to the Custodian Services Agreement dated as of November 23, 2009 (the “Fund Custody Agreement”) involving PFPC Trust Company (“PFPC”) and the respective investment companies set forth on Exhibit A hereto (each a “Fund”).

Each respective Fund (with respect solely to its investment portfolios set forth on Exhibit A hereto (each a “Portfolio”)) desires to appoint PFPC, pursuant solely to the terms and conditions set forth in this document, to serve as its Portfolios’ Foreign Custody Manager and to provide analysis to its Portfolios with respect to foreign securities depositories and foreign clearing agencies.

1.	Rule 17f-5

1.1. Each respective Portfolio delegates to PFPC and PFPC hereby accepts the delegation to it of, the obligation to serve as the Portfolio’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)), with respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) of the Portfolio in such jurisdictions as PFPC and the applicable Fund may agree from time to time with respect to that particular Portfolio. As Foreign Custody Manager, PFPC shall provide for the following:

a.	selection of “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and placement and maintenance of a Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.	in selecting an Eligible Foreign Custodian, a determination that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after consideration of all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	entering into a written contract with each Eligible Foreign Custodian selected by PFPC hereunder;

d.	a determination that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after consideration of all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.	provision of written reports (i) notifying the applicable Fund’s board of trustees or directors or similar governing body (the “Board”) of the placement of a Portfolio’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the applicable Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.	establishment of a system to monitor (i) the appropriateness of maintaining a Portfolio’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event PFPC shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Portfolio’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, PFPC shall promptly so advise the applicable Fund.

PFPC shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2. In acting as a Foreign Custody Manager, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where PFPC acts as Foreign Custody Manager hereunder. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC’s duties under this Section 1 where such loss or damage results from PFPC’s failure to exercise such reasonable care, prudence and diligence; provided that the liability of PFPC hereunder to such Portfolio shall not exceed the fair market value of any loss of assets resulting from such failure to exercise such reasonable care, prudence and diligence at the time of such failure. Notwithstanding anything else in this document, PFPC shall not be liable to any Portfolio for any indirect, special, consequential or general damages (regardless of whether PFPC was aware of the possibility thereof) or from reasons or causes beyond its control. PFPC shall be indemnified and defended by a Portfolio from any damages or losses PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 1 with respect to such Portfolio; provided, however, that PFPC will not be indemnified or defended from damages or losses which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement or from indirect, special or consequential damages or losses or lost profits or loss of business. This Section 1.2 shall survive termination of this document.

1.3. In acting as a Foreign Custody Manager, PFPC shall not supervise, recommend or advise any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.	Rule 17f-7

2.1. (a) Each respective Portfolio appoints PFPC to provide the Portfolio (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by PFPC) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). PFPC shall provide for the monitoring of such custody risks on a continuing basis and in such manner as PFPC deems reasonable, and shall provide for prompt notification to each respective Portfolio (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b) Only an entity that PFPC has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by PFPC on Exhibit B hereto (as the same may be changed by PFPC from time to time). In such manner as PFPC deems reasonable, PFPC shall give each respective Portfolio prompt notice of any material change known to PFPC that would adversely affect PFPC’s determination that an entity is an Eligible Securities Depository.

2.2. In performing its obligations under this Section 2, PFPC may obtain information from sources PFPC believes to be reliable, but PFPC does not warrant its completeness or accuracy and has no duty to verify or confirm any such information.

2.3. The Funds acknowledge that the Portfolios may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). If a Portfolio maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Portfolio at the time this document is entered into) or a Portfolio enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Portfolio provides written notice to PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Portfolio’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

2.4. PFPC shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. PFPC shall be liable to a Portfolio for any loss or damage suffered by the Portfolio as a result of the performance of PFPC’s duties under this Section 2 where such loss or damage results from PFPC’s failure to exercise such reasonable care, prudence and diligence; provided that the liability of PFPC hereunder to such Portfolio shall not exceed the fair market value of any loss of assets resulting from such failure to exercise reasonable care, prudence and diligence at the time of such failure. Notwithstanding anything else in this document, PFPC shall not be liable to any Portfolio for any indirect, special, consequential or general damages (regardless of whether PFPC was aware of the possibility thereof) or from reasons or causes beyond its control. PFPC shall be indemnified and defended by a Portfolio from any damages or losses PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 2 with respect to such Portfolio; provided, however, that PFPC will not be indemnified or defended from damages or losses which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement or from indirect, special or consequential damages or losses or lost profits or loss of business. This Section 2.4 shall survive termination of this document.

3.	General

3.1. Each respective Fund acknowledges that PFPC may utilize another entity to carry out its obligations and other activities set forth herein; provided, however, that PFPC shall be liable to a particular Portfolio for the actions and omissions of any such entity to the same extent that PFPC is liable to such Portfolio for PFPC’s own actions and omissions under this document.

3.2. Notwithstanding anything in the Fund Custody Agreement to the contrary, each respective Portfolio hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in the Fund Custody Agreement).

3.3 Notwithstanding anything in this document or in the Fund Custody Agreement to the contrary, PFPC’s liability for any action or omission of any sub-custodian shall be as, and solely as, set forth in the Fund Custody Agreement, and PFPC shall have no liability for any action or omission of any securities depository or clearing agency.

3.4 This document shall remain in effect with respect to a particular Portfolio through the term of the Fund Custody Agreement with respect to such Portfolio (notwithstanding the foregoing, either PFPC or a Fund may terminate the provision of services under this document with respect to a particular Portfolio of the Fund upon 60 days prior notice to the other, provided that if PFPC is the terminating party upon such termination of services PFPC will (so long as the Fund Custody Agreement is still in effect with respect to such Portfolio) enter into a subsequent agreement relating to such Portfolio providing for similar services).

3.5 This document shall be governed by the laws of the State of New York, without giving effect to the conflict of law provisions thereof that would result in the application of the law of any other jurisdiction.

3.6 PFPC shall be paid such compensation for its services pursuant to this document with respect to a particular Fund as agreed to in writing from time to time by such Fund and PFPC.

3.7 This document may not be amended without the written agreement of the party against whom enforcement of such amendment is sought.

3.8 PFPC may assign its rights and obligations under this document with respect to a particular Portfolio to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the affected Fund 30 days’ prior written notice of such assignment.

3.9 Except as expressly provided in this document, PFPC hereby disclaims all representations and warranties, express or implied, made to any Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided pursuant to this document.

3.10 Notices relating to this document shall be addressed (a) if to PFPC, at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, PA 19153, Attention: Edward Smith, or such other address as PFPC shall provide to the Funds in writing or (b) if to a Fund, in care of Virtus Investment Partners at 100 Pearl Street, Hartford, CT 06103, Attention: Legal Counsel, or such other address as the applicable Fund shall provide to PFPC in writing.

3.11 As between each separate Fund and PFPC, this document embodies the entire agreement and understanding between such Fund and PFPC relating to the subject matter hereof and supercedes all prior agreements and understandings between such Fund and PFPC relating to the subject matter hereof.

3.12 This document may be executed in counterparts, each of which shall be deemed an original, provided that such counterparts shall together constitute only one instrument. The facsimile signature of any party to this document shall constitute the valid and binding execution hereof by such party.

3.13 Each Fund and PFPC represents that it has taken all requisite action to authorize the execution, delivery and performance of this document by it.

3.14 A copy of the Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Declaration of Trust of each Fund that is a Delaware statutory trust is on file with the Secretary of the State of Delaware. Notice is hereby given that with respect to each Fund that is a Massachusetts business trust or a Delaware statutory trust this document is executed on behalf of the Board of Trustees of such Fund as trustees and not individually, and that the obligations of this document are not binding upon any of the trustees or shareholders of such Fund individually but are binding only upon the assets and property of the Fund. The assets of a particular Portfolio shall under no circumstance be charged with liabilities attributable to any other Portfolio and all persons extending credit to, or contracting with, or having any claim against, a particular Portfolio shall look only to the assets of that particular Portfolio for payment of such credit, contract or claim.

3.15 Each of Virtus Insight Trust and PFPC hereby agrees that the document between Virtus Insight Trust (formerly Phoenix Insight Funds Trust) and PFPC dated April 16, 2007 and entitled “SEC Rule 17f-5 (“rule 17f-5”) and Rule 17f-7 (“rule 17f-7”) under the Investment Company Act of 1940, as amended (“1940 Act”)” (for purposes of this Section 3.15, the “prior document”) shall terminate as of the date of this document (provided that Section 3.6 of the prior document shall survive such termination).

[Signature page follows.]

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

PFPC TRUST COMPANY

By:	/s/ Julie Kagan

Name:	Julie Kagan

Title:	Senior Director

Agreed and Accepted:

VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS INSTITUTIONAL TRUST

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	Chief Financial Officer and Treasurer

Dated:	November 23, 2009

Exhibit A

List of Funds and Portfolios

Fund	Portfolios
Virtus Equity Trust	Virtus Capital Growth Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Growth Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Quality Large Cap Value Fund

Virtus Insight Trust	Virtus Balanced Allocation Fund
Virtus Core Equity Fund
Virtus Disciplined Small-Cap Opportunity Fund
Virtus Disciplined Small-Cap Value Fund
Virtus High Yield Income Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Intermediate Government Bond Fund
Virtus Intermediate Tax-Exempt Bond Fund
Virtus Short/Intermediate Bond Fund
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund

Virtus Opportunities	Virtus Alternatives Diversifier Fund
Trust	Virtus Real Estate Securities Fund
Virtus AlphaSectorSM Rotation Fund
Virtus AlphaSectorSM Allocation Fund
Virtus Institutional	(None)
Trust

Exhibit B

Country	Depositories
Argentina	Caja de Valores S.A. (CDV)
Argentina	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Austraclear
Australia	Clearing House Electronic Sub-Register System (CHESS)
Austria	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	The Clearing, Settlement and Depository system (CSD)*
Bangladesh	Central Depository Bangladesh Limited*
Belgium	Euronext Brussels — CIK*
Belgium	National Bank of Belgium (NBB)*
Bermuda	Bermuda Securities Depository (BSD)*
Brazil	Companhia Brasileira de Liquidacao e Custodia (CBLC)
Brazil	Central of Custody and Financial Settlement of Securities (CETIP)
Brazil	Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria	Central Securities Depository AD (CDAD)*
Bulgaria	Bulgarian National Bank’s Government Securities Settlement System (BNB)*
Canada	Canadian Depository for Securities Ltd.
Chile	Deposito Central de Valores SA (DCV)
China	China Securities Depository and Clearing Corporation Limited
China	China Securities Depository and Clearing Corporation Limited
Colombia	Deposito Central de Valores (DCV)
Colombia	Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Central de Valores de la Bolsa Nacional de Valores (CEVAL)*
Croatia	Central Depository Agency Inc. - Sredisnja Depozitarna Agencija (SDA)*
Croatia	Ministry of Finance (MoF)*
Cyprus	Cyprus Central Depository and Central Registry (CDCR)*
Czech	Czech National Bank (CNB)
Czech	Stredisko Cennych Papiru (SCP)
Denmark	Vaerdipapircentralen (VP)*
Egypt	Misr for Clearing Settlement and Central Depository (MCSD)
Egypt	Bank of Egypt
Estonia	Estonian Central Depository for Securities*
Euroclear	Euroclear S.A./N.V.
Finland	Finnish Central Securities Depository (APK)*
France	Euroclear France
Germany	Clearstream Banking AG (Frankfurt)
Greece	Central Securities Depository SA (CSD)
Greece	Bank of Greece Securities Settlement System (BOGS)
Hong Kong	Central MoneyMarket Unit (CMU)
Hong Kong	Hong Kong Securities Clearing Company Limited (HKSCC)

Country	Depositories
Hungary	The Central Depository and Clearing House Ltd. (KELER Ltd.)
Iceland	Icelandic Securities Depository Limited*
India	National Securities Depository Limited (NSDL)
India	Central Depository Services (India) Limited (CDSL)
India	Reserve Bank of India (RBI)
Indonesia	Penyelesaian Transaksi Pasar Uang — Bank of Indonesia (BoI)
Indonesia	PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Euroclear SA/NV and United Kingdom - Crest
Israel	Tel Aviv Stock Exchange-Clearinghouse (SECH)
Italy	Monte Titoli (MT)
Japan	Bank of Japan (BOJ)
Japan	Japan Securities Depository Center (JASDEC)
Jordan	Jordan Securities Depository Center*
Kazakhstan	CJSC Central Securities Depository of the Republic of Kazakhstan*
Kenya	The Central Depository & Settlement Corporation Ltd (CDSC)*
Kenya	National Debt Office of the Central Bank of Kenya*
Kenya	The Central Bank of Kenya Central Depository System (CDS)*
Korea	Korea Securities Depository (KSD)
Kuwait	Kuwait Clearing Company (KCC)*
Latvia	Bank of Latvia (BOL)*
Latvia	Latvian Central Depository (LCD)*
Lebanon	Central Bank of Lebanon*
Lebanon	MidClear*
Lithuania	Central Securities Depository of Lithuania (CSDL)*
Luxembourg	Clearstream Banking (Luxembourg)
Malaysia	Bank Negara Malaysia (BNM)
Malaysia	Malaysian Central Depository Sdn. Bhd. (MCD)
Malta	Malta Central Securities Depository*
Mauritius	The Central Depository and Settlement Company (CDS)*
Mauritius	Bank of Mauritius*
Mexico	S.D. Indeval, S.A de CV
Morocco	Maroclear
Netherlands	Euroclear Netherlands — Necigef
Netherlands	NIEC
New Zealand	New Zealand Central Securities Depository (NZCSD)
Norway	The Norwegian Central Securities Depository (VPS)*
Oman	Muscat Depository and Securities Registration Company (MDSRC)*
Pakistan	State Bank of Pakistan (SBP)
Pakistan	Central Depository Company of Pakistan (CDC)
Palestine Autonomous Area	Central Depository System (CDS)*
Peru	CAVALI ICLV S.A.
Philippines	Philippine Depository Trust Corporation)
Philippines	Register of Scripless Securities (RoSS)
Poland	National Depository for Securities (NDS)
Poland	National Bank of Poland (NBP)
Portugal	Interbolsa
Qatar	Doha Securities Market (DSM)*

Country	Depositories
Romania	Bucharest Stock Exchange (BSE)
Romania	Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Russia	Bank for Foreign trade of the Russian Federation (VTB)
Russia	The National Depository Centre (NDC)
Russia	Depository Clearing Company (DCC)
Singapore	Central Depository Pte. Ltd.
Singapore	Monetary Authority of Singapore
Slovakia	National Bank of Slovakia (NBS)
Slovakia	Stredisko cennych papierov SR,a.s (SCP)
Slovenia	Central Securities Clearing and Depository Corporation (KDD)*
South Africa	Share Transactions Totally Electronic (STRATE)*
Spain	Iberclear
Sri Lanka	Central Depository Systems Private Limited (CDS)
Sweden	Vardepappercentralen (VPC)
Switzerland	SIS SegaInterSettle AG
Taiwan	Taiwan Securities Central Depository Co. Ltd. (TSCD)
Taiwan	Taiwan Government Securities System (CGSS)
Thailand	Thailand Securities Depository Co. Ltd. (TSD)
Thailand	Bank of Thailand
Tunisia	STICODEVAM*
Turkey	Central Bank of Turkey (CBT)
Turkey	Takasbank ISE Settlement and Custody Bank Inc.
U.K.	Central Moneymarkets office (CMO)
U.K.	Crestco Limited
Ukraine	Interregional Securities Union (MFS)
Ukraine	National Bank of Ukraine (NBU)
United Arab Emirates	Central Depository*
Venezuela	Caja Venezolana de Valores CA (CVV)
Venezuela	Central Bank - Banco Central de Venezuela (BCV)
Vietnam	Ho Chi Minh Securities Trading Centre (HSTC)
Vietnam	Hanoi Securities Trading Centre (HASTC)

As of June 30, 2009 *Not a direct member